Exhibit 99.2

APOGEE RAISES QUARTERLY CASH DIVIDEND 14 PERCENT TO $0.125 PER SHARE

MINNEAPOLIS, MN (Wednesday, January 13, 2016) – The Board of Directors of Apogee Enterprises, Inc. (Nasdaq:APOG) announced it has declared a quarterly cash dividend of $0.125 per share, payable on February 17, 2016, to shareholders of record on February 2, 2016. The dividend of $0.125 per share represents an increase of 14 percent from the previous quarterly dividend of $0.11 per share. The company has approximately 28.9 million shares outstanding.

The Board of Directors also increased its existing share repurchase authorization by 1 million shares, bringing the total available share repurchase program to approximately 1.4 million shares.

“Increasing our dividend underscores our confidence in our ability to continue to grow revenues, earnings and cash flow over our strategic plan horizon,” said Joseph F. Puishys, Apogee chief executive officer. “The increase in share repurchase authorization positions us to continue to occasionally buy back stock to offset dilution from our stock compensation programs.”

Apogee Enterprises, Inc., headquartered in Minneapolis, provides distinctive solutions for enclosing buildings and framing art. The company is organized in four segments, with three of the segments serving the commercial construction market:

•	Architectural Glass segment consists of the leading fabricator of coated, high-performance architectural glass for global markets.

•	Architectural Services segment consists of one of the largest U.S. full-service building glass installation and renovation companies.

•	Architectural Framing Systems segment companies design, engineer, fabricate and finish the aluminum frames for window, curtainwall and storefront systems that comprise the outside skin of buildings.

•	Large-Scale Optical segment consists of a value-added glass and acrylic manufacturer primarily for the custom picture framing market.

FORWARD-LOOKING STATEMENTS

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: (A) the cyclical nature and market conditions of the North American and Latin American commercial construction industries, which impact our three architectural segments, and consumer confidence and the conditions of the U.S. economy, which impact our large-scale optical segment; (B) fluctuations in foreign currency exchange rates; (C) actions of new and existing competitors; (D) ability to efficiently utilize and increase production capacity; (E) product performance, reliability and quality issues; (F) project management and installation issues that could result in losses on individual contracts; (G) ability to fully realize government incentives; (H) changes in consumer and customer preference, or architectural trends and building codes; (I) dependence on a relatively small number of customers in certain business segments; (J) volatile revenue and operating results that could differ from market expectations; (K) self-insurance risk related to a material product liability or other event for which the company is liable; (L) dependence on information technology systems and information security threats; (M) cost of compliance with and changes in environmental regulations; and (N) potential impact on financial results if one or more key employees were no longer active with the company. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

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